As filed with the Securities and Exchange Commission on June 30, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Acumen Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	2836	36-4108129
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

427 Park St.

Charlottesville, VA 22902

(434) 297-1000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Daniel O’Connell

Chief Executive Officer

Acumen Pharmaceuticals, Inc.

427 Park St.

Charlottesville, VA 22902

(434) 297-1000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Darren DeStefano Katherine Denby Cooley LLP 11951 Freedom Dr. #1500 Reston, Virginia 20190 (703) 456-8039	Patrick O’Brien Thomas J. Danielski Ropes & Gray LLP Prudential Tower 800 Boylston Street Boston, MA 02199 (617) 951-7000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ (333-256945)

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities Being Registered	Amount to be Registered(1)	Proposed Maximum Aggregate Offering Price Per Share(2)(3)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee
Common Stock, $0.0001 par value per share	1,916,666	$16.00	$30,666,656	$3,346

(1)

Represents only the additional number of shares being registered and includes 250,000 shares of common stock issuable upon exercise of the underwriters’ option to purchase additional shares. Does not include the securities that the Registrant previously registered on the Registration Statement on Form S-1, as amended (File No. 333-256945).

(2)	Based on the public offering price.
(3)

The registration fee is calculated in accordance with Rule 457(a) under the Securities Act of 1933, as amended, based on the proposed maximum aggregate offering price. The registrant previously registered securities at an aggregate offering price not to exceed $153,333,312 on a Registration Statement on Form S-1 (File No. 333-256945), which was declared effective by the Securities and Exchange Commission on June 30, 2021. In accordance with Rule 462(b) under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of $30,666,656 is hereby registered, which includes shares issuable upon the exercise of the underwriters’ option to purchase additional shares.

This Registration Statement shall become effective upon filing in accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), for the sole purpose of increasing the aggregate number of shares of common stock offered by Acumen Pharmaceuticals, Inc. (the “Registrant”) by 1,916,666 shares, 250,000 of which are subject to purchase upon exercise of the underwriters’ option to purchase additional shares of the Registrant’s common stock. The contents of the Registration Statement on Form S-1, as amended (File No. 333-256945), filed by the Registrant with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act, which was declared effective by the Commission on June 30, 2021 (the “Prior Registration Statement”), are incorporated by reference into this Registration Statement. The additional shares of common stock that are being registered for sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Calculation of Registration Fee table contained in the Prior Registration Statement.

The required opinion and consents are listed on the Exhibit Index attached hereto and filed herewith.

EXHIBIT INDEX

Exhibit Number	Description

5.1	Opinion of Cooley LLP

23.1	Consent of Ernst & Young LLP, independent registered public accounting firm

23.2	Consent of Cooley LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on the signature page of the Registration Statement on Form S-1 (File No. 333-256945), originally filed with the Commission on June 9, 2021 and incorporated herein by reference)

24.2	Power of Attorney of Nathan B. Fountain, M.D. (included as Exhibit 24.2 to the Registration Statement on Form S-1 (File No. 333-256945, originally filed with the Commission on June 9, 2021 and incorporated herein by reference)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of City of Charlottesville, Commonwealth of Virginia, on this 30th day of June, 2021.

ACUMEN PHARMACEUTICALS, INC.

By:	/s/ Daniel O’Connell
	Name:	Daniel O’Connell
	Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Daniel O’Connell Daniel O’Connell	Chief Executive Officer and Director (Principal Executive Officer)	June 30, 2021

/s/ William Matthew Zuga William Matthew Zuga	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	June 30, 2021

* Jeffrey L. Ives, Ph.D.	Director	June 30, 2021

* Sean Stalfort	Director	June 30, 2021

* Laura Stoppel, Ph.D.	Director	June 30, 2021

* Nathan B. Fountain, M.D.	Director	June 30, 2021

* Jeffrey Sevigny, M.D.	Director	June 30, 2021

*By:	/s/ Daniel O’Connell
Daniel O’Connell Attorney-in-Fact